Exhibit 10.16

Distribution Agreement

The Distribution Agreement is entered between X-Source Future Technology Co., Ltd. (“Party A”) and Yu Ru Health Management Consulting Co., Ltd. (“Party B “).

In order to protect the rights of Party A and Party B, and based on the mutual benefit and joint development, both sides agreed to sign this agreement.

1.	Agreement

(a)	Party A agrees that Party B act as an agent to promote its products in the Asian region.

(b)	The agreement period is from July 1, 2024 to June 30, 2025.

(c)	Party A shall assist Party B to make marketing and sales strategy, manage the operation and other sales matters in the region where Party B is acting as agent, and shall be responsible for providing Party B with necessary training of product knowledge, technical support, marketing promotion and necessary informations.

(d)	Party B must strictly abide by the laws and regulations of the region when promoting the products, otherwise Party B will be responsible for all the consequences. Party B must strictly comply with the scope of application as interpreted in the product specification when promoting the products in business activities.

(e)	Party B shall not be authorized by Party A outside the scope of the region in the name of any sales activities.If Party B would like to expad the region of agency, it shall apply and get Party A’s approval before the promotional and sould report the progress of the business and the actual situation of the products.

(f)	Both parties may discuss to renew a new agency contract according to their respective wishes. If the term expires without renewal, it will be regarded as both parties automatically give up to continue the cooperation, and at the same time, this contract will be terminated.

2.	The quality of abnormal handling

(a)	If Party B provides a feedback of product quality abnormalities, it should be provided in the form of a written document quality feedback to the Party A, and by the Party A’s technical quality department to determine. If Party B and the client’s loss due to Party A’s own product problems, Party B may not bear the responsibility for compensation, Party A should cooperate with Party B to deal with the return of goods and replacements.

(b)	If Party B fails to provide timely feedback on abnormal problems according to the prescribed procedures, and the abnormality is caused by improper application of Party B’s products, Party A will not bear any losses caused by this.

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Distribution Agreement

3.	Warehousing and transportation

(a)	Party A is responsible for Party B’s order to send the products to the location specified by Party B, the transportation costs incurred by Party A.

(b)	Due to improper transportation which caused quality problems or packaging damage and the resulting loss, Party B shall make the objection within three days after the date of product arrival, and provide proof of damage or loss of goods issued by the transportation department, Party A is responsible for the replacement of compensation for the same amount of goods.

(c)	Party B guarantees that the products received are stored in accordance with the standard storage conditions, otherwise, Party B will bear the the respective loss from quality problems.

4.	Effectiveness, Modification, Termination or Cancellation of the Agreement

(a)	If there is a need to amend this Agreement, it shall be in writing and come into effect after signed by both parties.

(b)	This Agreement shall be performed in good faith by both parties from the date of signing; if either party violates the provisions of this Agreement, the other party may set a considerable period of time to request for improvement; if no improvement is made within the period of time, the other party may terminate this Agreement.

(c)	In the event that either party is bankrupt, its assets is unable to pay its debts, or is in danger of the occurrence of any of the foregoing events, the other party may terminate this Agreement.

(d)	In case of early termination of the Agreement, both parties shall notify each other by e-mail or other written means one month prior to the date of termination, and terminate the Agreement with the consent of both parties.

(e)	If any of the above terms and conditions are not fully understood, they may be modified or added by written consent of both parties.

5.	Other

(a)	If there are any outstanding matters in this Agreement, both parties shall negotiate in good faith.

(b)	In the event of any disputes arising out of this Agreement and the parties are unable to reach a consensus and have to resolve them by legal means, the parties agree that the Hsinchu District Court of Taiwan shall be the court of first jurisdiction.

6.	This Agreement is made in two copies, with Party A and Party B each retaining one copy as evidence.

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IN WITNESS WHEREOF, the Parties hereto have signed this Agreement on the date first written above.

X-Source Future Technology Co., Ltd.

By:	/s/ Wang Ching-Dong
	Name:	WANG, CHING-DONG
Address: 12 F., No. 287, Sec. 2, Guangfu Rd., East Dist., Hsinchu City, Taiwan (R.O.C.)

Yu Ru Health Management Consulting Co., Ltd.

By:	/s/ Chen Wei-Ting
	Name:	CHEN, WEI-TING
Address: 16F.-1, No. 218, Wenxin 1st Rd., Nantun Dist., Taichung City, Taiwan (R.O.C.)

Date: 2024/7/1